UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: May 4, 2006

CHINA MOBILITY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Florida	000-26559	330-751560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#900 - 789 West Pender Street, Vancouver, B.C. Canada V6C 1H2
(Address of principal executive offices) (Postal Code)

Registrant's telephone number, including area code: (604) 632-9638

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On January 18, 2006, China Mobility Solutions, Inc. (the “Company”) received a letter (the “Default Notice”) from the attorney for Southridge Partners, LP, (the “Lender”) the holder of $500,000 principal amount of the Company's Senior Convertible Debentures (the “Debenture”) stating that the Company was in default of certain transaction agreements (the “Transaction Agreements”) issued in connection with the Debenture by virtue of the Company's issuance of registered shares of stock to employees and consultants under a Form S-8 registration statement and the filing of the Form S-8 prior to the date of effectiveness (the “Effective Date”) of the Company’s SB-2 Registration Statement required under the Registration Rights Agreement (one of the Transaction Agreements).

The Company denied that it was in default of the Transaction Agreements; however, in order to avoid costly litigation, the parties entered into a waiver/settlement agreement as of May 4, 2006 (the “Waiver/Settlement Agreement”).

The Debenture was issued on August 15, 2005, as part of a $3,350,000 offering of units. Under the original terms of the Debenture, each unit included $25,000 principal amount of Debentures, initially convertible at $.35 per share, matured on August 15, 2006 and accrued interest at not less than 6% per annum equal to the sum of 2% per annum plus the one month LIBOR rate. Each unit also included Class A Warrants exercisable at $.44 per share and Class B Warrants exercisable at $.52 per share.

In accordance with the terms of the Waiver/Settlement Agreement, the initial conversion price of the Debenture was reduced from $.35 per share to $.30 per share, the Class A Warrant exercise price was reduced from $.44 to $.38 per share and the Class B Warrant exercise price was reduced from $.52 to $.45 per share. In addition, the number of shares of the Company’s common stock exercisable upon conversion of each $25,000 principal amount of Debenture and upon exercise of the Class A and Class B Warrants included in each Unit was increased from 71,429 shares to 83,333 shares for each of the Debenture, Class A Warrants and Class B Warrants, or an aggregate of 250,000 shares per unit.

The Lender waived the S-8 Default set forth in the Default Notice and the Company agreed not to file any additional S-8 Registration Statements prior to 45 days after the Effective Date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Waiver/Settlement Agreement, dated as of May 4, 2006, by and between Southridge Partners, LP and China Mobility Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHINA MOBILITY SOLUTIONS, INC.
(Registrant)

Date: May 9, 2006	By: /s/ Angela Du
Angela Du, President